Exhibit 21.1
Subsidiaries of the Registrant

Entity	Jurisdiction
012345 OldCo UK Ltd	United Kingdom
Affirm ABS Funding Trust I	Delaware
Affirm ABS LLC	Delaware
Affirm ABS II LLC	Delaware
Affirm Asset Securitization Trust 2021-Z2	Delaware
Affirm Asset Securitization Trust 2022-A	Delaware
Affirm Asset Securitization Trust 2022-Z1	Delaware
Affirm Asset Securitization Trust 2023-A	Delaware
Affirm Asset Securitization Trust 2023-B	Delaware
Affirm Asset Securitization Trust 2023-X1	Delaware
Affirm Asset Securitization Trust 2024-A	Delaware
Affirm Asset Securitization Trust 2024-B	Delaware
Affirm Asset Securitization Trust 2024-X1	Delaware
Affirm Asset Securitization Trust 2024-X2	Delaware
Affirm Asset Securitization Trust 2025-X1	Delaware
Affirm Australia Pty Ltd	Australia
Affirm B.V.	Netherlands
Affirm Canada Holdings Ltd.	Canada
Affirm Financial Solutions, LLC	Delaware
Affirm Financial Solutions, S.L.	Spain
Affirm, Inc.	Delaware
Affirm Loan Asset Sales I LLC	Delaware
Affirm Loan Asset Sales II LLC	Delaware
Affirm Loan Services LLC	Delaware
Affirm Master Trust	Delaware
Affirm Operational Loans VI Trust	Delaware
Affirm Operational Loans VII Trust	Delaware
Affirm Operational Loans VIII Trust	Delaware
Affirm Operational Loans XI Trust	Delaware
Affirm Operational Loans XII Trust	Delaware
Affirm Opportunity Fund I LLC	Delaware
Affirm Payments, LLC	Delaware
Affirm Poland spółka z ograniczoną odpowiedzialnością	Poland
Affirm U.K. Limited	United Kingdom
Butter Holdings Ltd	United Kingdom
Butter Holidays Ltd	United Kingdom
Butter SPV 1 Ltd	United Kingdom
PayBright Funding GP Inc.	Canada
Paybright Funding Limited Partnership	Canada
Returnly Holdings, LLC	Delaware